CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Post-Effective Amendment No. 22 to Registration
Statement No. 333-148419 on Form N-6 and Amendment No. 40 to Registration Statement No.
811-03915 on Form N-6 of our report dated March 10, 2025, relating to the financial statements and financial highlights of each of the Subaccounts comprising CMFG Variable Life Insurance Account, appearing on Form N-VPFS filed with the SEC by the Company on April 1, 2025. We also consent to the reference to us under the heading "Experts" in such Registration Statement.
/s/ DELOITTE & TOUCHE LLP
Chicago, Illinois
April 9, 2025